                                                                    Exhibit 21



                  SUBSIDIARIES OF FREMONT GENERAL CORPORATION

Each of the subsidiary companies does business under its incorporated name.

1.  Domestic Subsidiaries

NAME                                                   STATE OF INCORPORATION
----                                                   ----------------------
Fremont American Insurance Company                             California
Casualty Insurance Company                                     Illinois
Comstock Insurance Company                                     California
Fremont Compensation Insurance Company                         California
Fremont Indemnity Company                                      California
Fremont Compensation Insurance Group, Inc.                     Delaware
Fremont Financial Corporation                                  California
Fremont Funding, Incorporated                                  Delaware
Fremont Health Corporation                                     California
Fremont Life Insurance Company                                 California
Fremont Premium Finance Corporation                            California
Fremont Pacific Insurance Company                              California
Fremont Reinsurance Company                                    California
Investors Bancor                                               California
Fremont Investment & Loan                                      California
Menlo Life Insurance Company                                   Arizona
Workers' Compensation and Indemnity Company                    California

2. Foreign Subsidiaries


NAME                                             JURISDICTION OF INCORPORATION
----                                             -----------------------------
Fremont Reinsurance Company, Ltd.                              Bermuda